EXHIBIT (10)-8

                         TRINOVA CORPORATION PLAN FOR
                     OPTIONAL DEFERMENT OF DIRECTORS' FEES
               (As Amended and Restated Effective April 1, 1995)


            TRINOVA Corporation ("Company") hereby restates the TRINOVA Corporation Plan for Optional Deferment of Directors' Fees ("Plan"). The purpose of the Plan is to allow directors of the Company to defer payment of certain fees and retirement benefits. The effective date of this amendment and restatement of the Plan is April 1, 1995.

                                  ARTICLE I.

                                  DEFINITIONS

            For the purposes of the Plan, the following words and phrases shall have the meanings indicated:

      1.1 "Beneficial Owner" of Voting Stock shall mean any Person who would be deemed to beneficially own such Voting Stock within the meaning of Rule 13d-3 promulgated under the Exchange Act, or any successor rules or regulations thereto.

      1.2 "Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant's death.

      1.3 "Board of Directors" means the Board of Directors of the Company.

      1.4 A "Change of Control" shall have occurred for purposes of the Plan if any of the following events shall occur:

              (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

              (b) If the Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such sale;

              (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any Person has become the Beneficial Owner of 20 percent or more of the Voting Stock;

              (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

              (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing provisions of subparagraph (iii) or subparagraph
(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes hereof solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50 percent or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

      1.5 "Committee" means the Organization and Compensation Committee of the Board of Directors.

      1.6 "Deferred Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to the Plan.

      1.7 "Deferred Benefit Account" means the account maintained on the books of the Company for each Participant pursuant to the Plan.

      1.8     "Deferred Fees" means any Fee deferred pursuant to Section 3.1.

      1.9 "Deferred Retirement Benefit" means any Retirement Benefit deferred pursuant to the Plan.

      1.10 "Determination Date" means each March 31, June 30, September 30 and December 31, and shall also include the date of any Change in Control.

      1.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      1.12 "Fee" or "Fees" means any compensation other than Retirement Benefits payable in cash to a director for his or her services as a member of the Board of Directors or any committee thereof.

      1.13 "Participant" means any eligible director who elects to participate by filing a deferral election as provided in Section 2.2 hereof and includes each director who is participating in the Plan on April 1, 1995.

      1.14 "Person" shall mean any "person" as the term "person" is used and defined in Section 14(d)(2) of the Exchange Act, and any "affiliate" or "associate" of any such person, as the terms "affiliate" and "associate" are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on April 1, 1995.

      1.15 "Plan Year" means a 12-month period commencing January l and ending the following December 31.

      1.16 "Retirement Benefits" means any payments to directors of the Company made pursuant to the TRINOVA Corporation Directors' Retirement Plan.

      1.17 "Stock Unit" means an accounting unit equal in value to one of the Company's common shares. The number of Stock Units and fractions thereof included in any Deferred Benefit Account shall be adjusted as appropriate to reflect any stock dividend, stock split, recapitalization, merger or other similar event affecting the Company's common shares.

      1.18 "Trust" shall mean the grantor trust maintained pursuant to the Trust Agreement for the TRINOVA Corporation Directors' Retirement Plan and Plan for Optional Deferment of Directors' Fees.

      1.19 "Voting Stock" shall mean all outstanding securities of the Company entitled to vote generally in the election of directors of the Company at the time in question.

                                  ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

      2.1 Eligibility. Each person who is a member of the Board of Directors of the Company shall be eligible to participate in the Plan. No director who has terminated his or her participation pursuant to Section 2.3 hereof shall be eligible to elect to participate in the Plan again.

      2.2 Participation. Participation in the Plan shall be limited to eligible directors who elect to participate in the Plan by filing a deferral election (in form suitable to the Committee) with the Secretary of the Company. A properly completed and executed deferral election must be filed prior to the first day of the month in which the Participant's participation in the Plan will commence, and the election to participate shall be effective on the first day of the month following the month in which the election was received by the Secretary of the Company; provided, however, that any eligible director may elect to commence participation in the Plan on April 1, 1995 by filing a deferral election with the Secretary prior to such date. In the event that a director first becomes eligible to participate in the Plan during the course of a Plan Year and on or after April 1, 1995, his or her election must be filed no later than 30 days after election or appointment to the Board of Directors, and such election shall be effective only with regard to Fees earned or payable after the filing of the election. Notwithstanding the foregoing provisions of this Section 2.2, any election to defer Retirement Benefits shall be made at least one year prior to the date such Retirement Benefits will become payable to the Participant.

      2.3 Termination of Participation. A Participant may elect to terminate his or her participation in the Plan by filing a written notice thereof with the Secretary of the Company, which termination shall be effective at any time specified by the Participant in the notice, but not earlier than the first day of the Plan Year immediately succeeding the Plan Year in which such notice is filed with the Secretary of the Company. Amounts credited to such Participant's Deferred Benefit Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, and otherwise governed by, the terms of the Plan.

                                 ARTICLE III.

                   DEFERRAL OF FEES AND RETIREMENT BENEFITS

      3.1 Deferral of Fees. A Participant may elect to defer all, or a specified percentage, of his or her Fees, and a Participant may elect to have his or her deferred Fees credited to his Deferred Benefit Account either in dollar amounts or Stock Units. A Participant shall not be permitted to change the percentage of his or her Fees to be deferred, or the form in which such Deferred Fees are to be credited. Any Participant who was a Participant prior to April 1, 1995 may notify the Secretary in writing prior to such date that he or she wishes to have a specified percentage of his or her Deferred Fees invested in Stock Units, and in the absence of such notification all his or her Deferred Fees shall continue to be invested in dollar amounts.

      3.2 Deferral of Retirement Benefits. A Participant may elect to defer all, or a specified percentage, of his or her Retirement Benefits, and a Participant may elect to have his or her Deferred Retirement Benefits credited to his Deferred Benefit Account either in dollar amounts or Stock Units. A Participant shall not be permitted to change the percentage of his or her Retirement Benefits to be deferred, or the form in which such Deferred Retirement Benefits are to be credited. Any Participant who was a Participant prior to April 1, 1995 may notify the Secretary in writing prior to such date that he or she wishes to have a specified percentage of his or her Deferred Retirement Benefits invested in Stock Units, and in the absence of such notification all his or her Deferred Retirement Benefits shall continue to be invested in dollar amounts.

      3.3 Crediting of Deferred Fees and/or Deferred Retirement Benefits. In his or her deferral election, each Participant shall specify the percentage of his or her Deferred Fees and/or Deferred Retirement Benefits that shall be deemed to be invested in dollar amounts and the percentage that shall be deemed to be invested in Stock Units. Such election may not be changed. Such Deferred Fees and/or Deferred Retirement Benefits shall be credited to the Participant's Deferred Benefit Account as of the date such amounts would otherwise have been paid to the Participant in the absence of the deferral election. The number of Stock Units to be so credited to the Participant's Deferred Benefit Account shall be determined on the basis of the closing price of the Company's common shares on the date so credited or, if such date is not a trading day, on the next preceding trading day.

                                  ARTICLE IV.

                           DEFERRED BENEFIT ACCOUNT

      4.1 Determination of Account. On any particular date, a Participant's Deferred Benefit Account shall consist of the aggregate amount of dollars and Stock Units credited thereto pursuant to Sections 3.1 and 3.2 hereof, plus any interest credited pursuant to Section 4.2 hereof, plus any dividend equivalents credited pursuant to Section 4.3 hereof.

      4.2 Crediting of Interest. As of each Determination Date, each Deferred Benefit Account to which Fees and/or Retirement Benefits have been credited in dollar amounts shall be increased by the amount of interest earned since the immediately preceding Determination Date. The interest rate used to credit the Participants' Deferred Benefit Accounts shall be equal to two percentage points in excess of the Moody's Corporate Bond Yield Average determined as of the Determination Date, or such other interest rate, subject to Article IX hereof, as may be established by the Committee for such purpose. Interest shall be credited at such rate as of each Determination Date based on the balance of each Participant's Deferred Benefit Account. Interest for the period prior to the first Determination Date applicable to a Deferred Benefit Account shall be prorated. Until a Participant or his or her Beneficiary receives his or her entire Deferred Benefit Account, the unpaid balance thereof credited in dollar amounts shall bear interest as provided in this
Section 4.2.

      4.3 Crediting of Dividend Equivalents. Each Deferred Benefit Account to which Fees and/or Retirement Benefits have been credited in Stock Units shall be credited with additional Stock Units equal in value to the amount of cash dividends paid by the Company on amounts of the Company's common shares equivalent to the number of Stock Units in such Deferred Benefit Account as of the date when each such dividend is paid. Such dividend equivalents shall be valued on the basis of the closing market price of the Company's common shares on the date so credited, or if such date is not a trading day, on the next preceding trading day. Until a Participant or his or her Beneficiary receives his or her entire Deferred Benefit Account, the unpaid balance thereof credited in Stock Units shall earn dividend equivalents as provided in this Section 4.3.

      4.4 Statements of Account. The Committee shall provide to each Participant a quarterly statement setting forth the balance of such Participant's Deferred Benefit Account as of each Determination Date.

      4.5 Vesting of Deferred Benefit Account. A Participant shall be 100% vested in his or her Deferred Benefit Account at all times.

                                  ARTICLE V.

                          TRUST FOR DEFERRED BENEFITS

      5.1 Establishment of Trust. The Company has established the Trust, to which the Company may, at the sole discretion of its Board of Directors, make contributions for the purpose of satisfying all or a portion of the Company's obligations under the Plan. Any benefits paid from the Trust to a Participant or beneficiary shall reduce the amount of the benefits payable hereunder by the Company from its general corporate assets.

      5.2 Contributions to the Trust. Notwithstanding any provision herein to the contrary, the Company shall contribute to the Trust that amount calculated pursuant to Section 5.3 hereof within ten days after a Change in Control.

      5.3 Amount of Contributions. The amount to be contributed to the Trust in the event of the occurrence of a Change in Control shall be the value of all Participants' Deferred Benefit Accounts in the Plan as of the date the Change in Control occurs.

                                  ARTICLE VI.

                              PAYMENT OF BENEFITS

      6.1 Time of Payments. Except as provided in Section 8.5 hereof, as soon as practicable, but not more than 30 days after the earlier of (i) termination of service of the Participant as a director of the Company for reasons other than his or her death (or any different payment date that the Participant may have elected at the time of deferral), and (ii) the death of a Participant, the Company shall pay to the Participant or his Beneficiary, as the case may be, a Deferral Benefit equal to the balance of his or her Deferred Benefit Account.

      6.2     Form of Payment.  The Deferred Benefit payable pursuant to
Section 6.1 hereof shall be paid in cash in one of the following forms, as elected by the Participant in his or her deferral election:

              (a) Equal annual installments over a period of five years (together, in the case of deferred compensation credited in dollar amounts, with interest thereon credited after the payment commencement date pursuant to Section 4.2 hereof and, in the case of deferred compensation credited in Stock Units, with any cash dividends credited after the payment commencement date pursuant to Section 4.3 hereof); or

              (b) Equal annual installments over a period of ten years (together, in the case of deferred compensation credited in dollar amounts, with interest thereon credited after the payment commencement date pursuant to Section 4.2 hereof and, in the case of deferred compensation credited in units, with any cash dividends credited after the payment commencement date pursuant to Section 4.3 hereof); or

              (c)       A lump sum.

For the purposes of this Section 6.2, each distribution from Deferred Benefit Accounts including Stock Units shall be valued on the basis of the closing market price of the Company's common shares on the last trading date prior to the date payment of such distribution is made.

      6.3 Payments from Trust. Except as otherwise provided herein or in the instrument pursuant to which the Trust is maintained, payments pursuant to the Plan shall be made directly from the Trust to Participants and Beneficiaries to the extent that assets are available in the Trust for such purpose.

                                 ARTICLE VII.

                            BENEFICIARY DESIGNATION

      7.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Deferral Benefit. Any Beneficiary designation shall be made in a written instrument filed with the Secretary of the Company and shall be effective only when received in writing by the Secretary.

      7.2 Amendments. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

      7.3 No Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

      7.4 Effect of Payment. Payment to a Participant's Beneficiary (or, upon the death of a Beneficiary, to his or her estate) shall completely discharge the Company's obligations under the Plan and Trust.

                                 ARTICLE VIII.

                                 ADMINISTRATION

      8.1 Committee; Duties. The Committee shall supervise the administration of the Plan, may from time to time adopt procedures governing the Plan and shall have authority to give interpretive rulings with respect to the Plan.

      8.2 Agents. The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

      8.3 Binding Effect of Decisions. Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

      8.4 Indemnity of Committee. The Company shall indemnify the members of the Committee against claims, loss, damage, expense and liability arising from any action or failure to act with respect to the Plan to the extent provided in the Regulations of the Company and any applicable indemnification agreement between the Company and such member.

      8.5 Payment of Benefits in the Event of Disability. If a former Participant who is receiving (or is eligible to begin receiving) benefits has a mental or physical condition which the Committee, in its sole discretion based on medical evidence it deems acceptable, determines will prevent such person from satisfactorily managing his or her personal financial affairs, such Committee may direct any and all of the benefits to which the former Participant may be entitled to be paid in any one or more of the following ways:

              (a)       to the former Participant,

              (b) to the former Participant's legal guardian or conservator,

              (c)       to the former Participant's spouse, or

              (d) to any other individual or entity to be expended for the benefit of the former Participant.

                                  ARTICLE IX.

                       AMENDMENT AND TERMINATION OF PLAN

              The Board of Directors may at any time amend, suspend, terminate or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or termination may adversely affect any Participant's Deferred Benefit Account as it existed as of the effective date of such amendment, suspension or termination without such Participant's consent. The Committee may, pursuant to Section 4.2 hereof, change the basis for determining the rate of interest on amounts credited in dollar amounts to Participants' Deferred Benefit Accounts, but in no event shall any such change adversely affect any Participant's Deferred Benefit Account as it existed as of the effective date of such change without such Participant's consent.

                                  ARTICLE X.

                                 MISCELLANEOUS

      10.1 Unfunded Arrangement. Neither Participants, nor their Beneficiaries, nor their heirs, successors or assigns, shall have any secured interest or claim in any property or assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. Although the Company has created the Trust to hold funds to be used in payment of the Company's obligations under the Plan, and may fund such trust, any funds contained therein shall remain liable for the claims of the Company's general creditors.

      10.2 Non-assignability. No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), other than the surviving spouse of any deceased Participant, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary (other than the surviving spouse of any deceased Participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declarations" with the Secretary of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "Terminated Participant").

              As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

      10.3 Tax Effect. This Plan is intended to be treated as an unfunded deferred compensation plan under the Internal Revenue Code. It is the intention of the Company that the amounts by which directors have elected to defer pursuant to this Plan shall not be included in the gross income of the directors or their beneficiaries until such time as the amounts credited to directors' Deferred Benefit Accounts hereunder are distributed from the Plan. If, at any time, it is determined by the Company that amounts attributable to directors' deferral elections or Deferred Benefit Accounts are includible in the gross income of the directors or their beneficiaries before distribution pursuant to Article VI hereof, all amounts credited to directors' Deferred Benefit Accounts shall be immediately distributed to the respective directors or, in the case of deceased directors, their Beneficiaries. Distributions described in the preceding sentence shall be made by the Company or, if the Trust has been funded pursuant to Article V hereof, from the Trust if the Company is not insolvent at the time for such distribution and to the extent such funds are sufficient to satisfy the amount payable to the Participant under this Plan.

      10.4    Section 16 of the Exchange Act and Rule 16b-3.  For purposes of
Section 16 of the Exchange Act, this Plan is intended to satisfy the exclusion from the definition of "derivative security" provided for certain cash-only securities in Rule 16a-1(c)(3) as in effect on and after May 1, 1991. If at any time Rule 16b-3 as in effect on and after May 1, 1991 or at any later date shall become applicable to the Plan, the Committee may make such changes in the terms or operation of the Plan as may then appear necessary or appropriate for purposes of such Rule, including, without limitation, by eliminating any restriction originally included in the Plan for purposes of Rule 16b-3, as in effect prior to such date, that may no longer be required.

      10.5 Captions. The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

      10.6 Governing Law. The provisions of the Plan shall be construed and interpreted according to the internal substantive laws of the State of Ohio.

      10.7 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

      10.8 No Right to Continued Service. Nothing contained herein shall be construed to confer upon any director the right to continue to serve as a director of the Company or in any other capacity.

              The foregoing has been approved by and is being executed on behalf of TRINOVA Corporation effective as of April 1, 1995.


                                     TRINOVA CORPORATION